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                                                                    Exhibit 99.3

                         NOTICE OF GUARANTEED DELIVERY

                           MADISON RIVER CAPITAL, LLC
                          MADISON RIVER FINANCE CORP.

                               Offer to Exchange
                     Series B 13 1/4% Senior Notes due 2010
                          for any and all outstanding
                     Series B 13 1/4% Senior Notes due 2010

               Pursuant to the Prospectus dated          , 2000.

   This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) of Madison River Capital, LLC, a Delaware limited liability company, and Madison River Finance Corp., a Delaware corporation (collectively, the "Issuers"), made
pursuant to the Prospectus, dated     , 2000 (the "Prospectus"), if
certificates for the outstanding Outstanding Notes are not immediately available, or time will not permit all required documents to reach Norwest Bank Minnesota, National Association (the "Exchange Agent") on or prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below), or if holders cannot complete the procedure for book-entry transfer on a timely basis. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the Exchange Agent as set forth below. In addition in order to utilize the guaranteed delivery procedure to tender the Outstanding Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time, at least within three New York Stock Exchange trading days after the Expiration Date. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.


   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      ,
2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERED OUTSTANDING NOTES MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.



                 The Exchange Agent for the Exchange Offer is:
                  Norwest Bank Minnesota, National Association

     By Registered or Certified Mail:         By Courier or Regular Mail:

     Norwest Bank Minnesota, N.A.             Norwest Bank Minnesota, N.A.
     Corporate Trust Operations               Corporate Trust Operations
     MAC N9303-121                            MAC N9303-121
     P.O. Box 1517                            Sixth & Marquette Avenue
     Minneapolis, MN 55480                    Minneapolis, MN 55479-0113

                             By Hand Delivery Only:

                          Norwest Bank Minnesota, N.A.
                            Northstar East Building
                              608 2nd Avenue South
                      12th Floor, Corporate Trust Services
                                Minneapolis, MN

                            Facsimile Transmissions:
                     (Eligible Guarantor Institutions Only)

                                 (612) 667-4927
                         Attn: Corporate Trust Services

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

   THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE GUARANTOR INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

   The undersigned hereby tenders to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which are hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedure described in "The Exchange Offer--Procedures for Tendering Outstanding Notes" in the Prospectus.

Name(s) of Registered Holder(s): ________________________________
                              (Please Print or Type)

Principal Amount Tendered:*            Certificate No(s). (If available)

$ ___________________                   ____________________

$ ___________________                   ____________________

$ ___________________                   ____________________

* Must be in integral multiples of $1,000.

   If Outstanding Notes will be delivered by book-entity transfer to The Depository Trust Company ("DTC"), provide the DTC account number.

DTC Account Number: ________________________________

   All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

   Must be signed by the holder(s) of Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.

Signature(s) of Holder(s) or _________________ Date _________________
Authorized Signatory

Area Code and Telephone Number:: _________________________

   If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Issuers, provide proper evidence satisfactory to the Issuers of such person's authority to so act.

                      Please print name(s) and address(es)

Name(s) of Holder(s)___________________________________________

Title/Capacity: _______________________________________________

Address(es): __________________________________________________


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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility of DTC) with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in "The Exchange Offer--Procedures for Tendering Outstanding Notes" in the Prospectus), and any other required documents, all within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm _________________________   ______________________________________
                                                 (Authorized Signature)


Address ______________________________
                                         Name _________________________________

Zip Code _____________________________           Please Print or Type


Dated ________________________________   Title ________________________________


   The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at DTC) and the Letter of Transmittal (or an Agent's Message in lieu thereof) to the Exchange Agent within the time period set forth above. Failure to do so could result in a financial loss to such institution.
                                         Telephone Number _____________________

   NOTE: DO NOT SEND CERTIFICATES REPRESENTING OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES REPRESENTING OUTSTANDING NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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